THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                                                     $100,000,000

NUMBER  __I-_____                                                                           CUSIP 06050 5CZ5

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES K
(Indexed Note)

  / X /   SEE THE ATTACHED PRINCIPAL REPAYMENT AMOUNT RIDER for a description of the PRINCIPAL REPAYMENT AMOUNT and its method of calculation.

  /    /    SEE THE ATTACHED SUPPLEMENTAL REDEMPTION AMOUNT RIDER for a description of the  SUPPLEMENTAL REDEMPTION AMOUNT and its method of calculation

ORIGINAL ISSUE DATE:   February 15, 2007
MATURITY DATE:  February 15, 2012
VALUATION PERIOD:  February 8, 2012 (the "Maturity Calculation Period", consisting of one day)
FIRST CALL DATE:  February 15, 2009
BASKET STOCKS:  Common shares of KO, COH and BEN (the "Basket")
CALCULATION AGENT:  Banc of America Securities LLC
ADDITIONAL TERMS:  See attached Final Payment Amount Rider
MINIMUM DENOMINATIONS: $1,000 and whole multiples of $1,000.  Each $1,000 in principal amount of this Note shall be deemed to constitute one "unit" of this Note.

            BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for DTC, or its registered assigns, (i) that amount calculated according to the terms of the attached Final Payment Amount Rider (the "Final Payment Amount") on the Maturity Date specified above (except to the extent redeemed, repaid, or exchanged prior to the Maturity Date or unless stated otherwise) and (ii) interest on the face amount of this Note, as described in the Final Payment Amount Rider, at the rate of 0.25% per annum from, and including, the Original Issue Date, to, but excluding, the Maturity Date or earlier date of call, exchange or acceleration.

Any Final Payment Amount and interest not punctually paid or duly provided for shall be payable as provided in the Indenture.  As used in this Note, "business day" means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of this Note, and that is not a date on which banking institutions in those cities or any other place of payment with respect to this Note are authorized or required by law or regulation to be closed.

The Final Payment Amount (if payable in cash) and interest on this Note is payable in immediately available funds in such coin or currency of the United States of America as at the time of payment are legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that such cash amounts may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes.  Notwithstanding the preceding sentence, payments payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder of this Note not less than one business day prior to the due date of such Final Payment Amount and (ii) presentation of this Note to The Bank of New York Trust Company, N.A., as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

For both this Note and Notes issued in certificated form, the payment of the Final Payment Amount, interest and any other amounts due on or after the Maturity Date will be made only upon the presentation and surrender of such Note at the office of the Trustee or successor thereof, and with respect to this Note, in accordance with the procedures of DTC.

References herein to "U.S. dollars," "U.S.$," or "$" are to the coin or currency of the United States at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Rider, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                                                              2

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

BANK OF AMERICA CORPORATION

By:____________________________________
[SEAL]                                                                 Authorized Signatory
ATTEST:

By:___________________________
Title:  Assistant Secretary

                                                                                            3

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 15, 2007

THE BANK OF NEW YORK TRUST
 COMPANY, N.A., as Trustee

By:__________________________
Authorized Signatory

                    4

[Reverse of Note]

BANK OF AMERICA CORPORATION
MEDIUM-TERM SENIOR NOTE, SERIES K
(Indexed Note)

SECTION 1.  General.  This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor in interest to NationsBank Corporation) and The Bank of New York Trust Company, N.A., as Trustee (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998, a Second Supplemental Indenture dated as of May 7, 2001, a Third Supplemental Indenture dated as of July 28, 2004, and a Fourth Supplemental Indenture dated April 28, 2006, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is also one of the Notes designated as the Corporation's Senior Medium-Term Notes, Series K, initially limited in aggregate principal amount to $10,000,000,000.  The Trustee initially shall act as Security Registrar, Transfer Agent, and Issuing and Paying Agent in connection with the Notes.  The Notes may bear different dates, mature at different times, bear interest at different rates, and vary in such other ways as are provided in the Indenture.

SECTION 2.  No Sinking Fund.  This Note is not subject to any sinking fund.

SECTION 3.  Redemption.  This Note is not redeemable prior to the Maturity Date, except as set forth in the attached Principal Repayment Amount Rider.

SECTION 4.  Defeasance.  The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

SECTION 5.  Events of Default.  If an Event of Default (defined in the Indenture as (a) the Corporation's failure to pay the principal of (or premium, if any, on) the Notes; (b) the Corporation's failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and in the attached Principal Repayment Amount Rider.

SECTION 6.  Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at

                                                                                          5

 any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of, premium on (if any), or other amounts payable on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 7.  Obligations Unconditional.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium (if any), and other amounts payable on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 8.  Authorized Denominations.  The Notes are issuable only as registered Notes without coupons, and unless otherwise set forth above, only in denominations of $1,000 and whole multiples of $1,000.  As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 9.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note is being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Corporation will recognize Cede & Co., as nominee of DTC, while the

                                                                                        6

 registered holder of the Notes, as the owner of the Notes for all purposes, including payment of the Final Payment Amount and interest, notices and voting. Transfer of the Final Payment Amount and interest to participants of DTC will be the responsibility of DTC, and transfer of the Final Payment Amount and interest payable to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

            This Note may be exchanged in whole, but not in part, for security-printed certificated Notes, only if (i) DTC notifies the Corporation or the Trustee that it is unwilling or unable to continue to act as depository for this Note in global form or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either such case, a successor depository is not appointed by the Corporation within 60 calendar days, or (ii) the Corporation executes and delivers to the Trustee a written notification that this Note in global form shall be so exchangeable, or (iii) an Event of Default occurs and is continuing with respect to this Note in global form.  In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name.  Unless otherwise set forth above, Notes so issued in certificated form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes.

SECTION 10.  Defined Terms.  All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 11.  Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                                                                             7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--   as tenants in common
                        TEN ENT--     as tenants by the entireties
                        JT TEN--         as joint tenants with right of survivorship and not as tenants in common
                        UNIF GIFT MIN ACT--...........................as Custodian for............................
                                                                      (Cust)                                       (Minor)

Under Uniform Gifts to Minors Act

.......................................................
                   (State)

Additional abbreviations may also be used though not in the above list.

_____________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE]

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please Insert Social Security or Other
         Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_________________________            _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                                                                                   8

BANK OF AMERICA CORPORATION
Medium-Term Senior Note, Series K

PRINCIPAL REPAYMENT AMOUNT RIDER

General

This Note is part of a series of medium-term notes entitled "Medium-Term Notes, Series K" issued under the Indenture, as described in the Prospectus dated April 14, 2004, the Prospectus Supplement dated April 15, 2004 and the Product Supplement No. 2 dated March 16, 2006, and is designated as the Bank of America Corporation 0.25% Senior Notes Optionally Exchangeable Into a Basket of Three Common Stocks, due February 2012.  Certain capitalized terms used herein have the meanings ascribed to them in the Prospectus, the Prospectus Supplement and Product Supplement No. 2.

Interest

This Note will bear interest from its issue date at the interest rate of 0.25% per annum. Interest will be payable on the interest payment dates of February 15 and August 15 of each year, commencing August 15, 2007.  If (i) the amount payable at maturity for each unit of this Note is greater than the principal amount plus the final interest payment on one unit of this Note, (ii) the Corporation calls this Note, or (iii) this Note is exchanged, then the Corporation will not pay interest which has accrued since the interest payment date preceding the Maturity Date, the call date, or the exchange date, as applicable, as to the applicable portion of this Note.

Interest will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the preceding interest payment date, as the case may be, to, but excluding, that interest payment date. If an interest payment date falls on a day that is not a business day, the applicable payment will be made on the next business day as if it were the date that payment was due, and no interest will accrue as a result of the postponement.  The record date for each interest payment date, including the interest payment date scheduled to occur on the Maturity Date, will be the date that is 15 calendar days prior to that scheduled interest payment date, whether or not that date is a business day.

Payment at Maturity

If the Corporation does not call this Note on or prior to the Maturity Date and the Note has not been exchanged in full, then at maturity the Corporation will pay, for each outstanding unit of the Note, an amount equal to the greater of:

(i)         a cash amount equal to the arithmetic average of the Basket Level during the Maturity Calculation Period, or, at the Corporation's option, a number of shares of each Basket Stock equal to its respective Exchange Ratio (as defined below), determined as of the market close on the first trading day (as defined below) in the Maturity Calculation Period; or

                                                                                       9

(ii)        a cash amount equal to the principal amount plus the final interest payment on one unit of the Note.

The "Basket Level" is the value of the Basket that is determined at the close of any trading day. The Basket Level will equal the sum of, for each Basket Stock, the product of its closing level and its then-applicable Exchange Ratio.

In the event that the Corporation chooses to deliver shares of the Basket Stocks, the value of those shares will be determined on the first trading day in the Maturity Calculation Period, which is prior to the Maturity Date. If the Corporation exercises its right to deliver shares, the Corporation will notify the holder of this Note and the Trustee by 11 a.m. on the first business day of the Maturity Calculation Period.

If the Maturity Date is not a business day, the Corporation will pay the cash amount or deliver the shares of Basket Stocks due at the Maturity Date on the first business day following the Maturity Date, and no additional interest will accrue to that payment date.

The following table sets forth the Basket Stocks, including their weightings, Exchange Ratios, reference prices, and the initial value of the shares of each Basket Stock included in the Basket:

Basket Stock and Basket Stock Issuer	Initial Weighting	Exchange Ratio	Reference Price	Initial Value
Common shares of The Coca-Cola Company	.334%	6.63301	$48.0993	$319.0431
Common shares of Coach, Inc.	.333%	6.79434	$46.9431	$318.9474
Common shares of Franklin Resources, Inc.	.333%	2.61010	$122.1976	$318.9480

"Maturity Calculation Period" means February 8, 2012.

Call at the Corporation's Option

The Corporation, in its sole discretion, may call this Note, in whole but not in part, on any business day beginning on the First Call Date, to, but not including, the Maturity Date. The date, if any, on which the call occurs is referred to as the "call date." The Corporation may call this Note by giving notice to the Trustee on any business day that is a number of days prior to the call date equal to the sum of (a) five business days and (b) the number of trading days in the Valuation Period. Any date on which the Corporation gives notice to the Trustee that the Corporation is calling this Note is referred to as the "call notice date."

The Trustee will provide the holder of this Note with notice of the call election specifying the call date. While this Note is issued in global form, the registered holder will be DTC, and DTC will receive the notice of the call. So long as DTC is the registered holder of this Note, DTC will forward the notice of the Corporation's election to exercise the call option to its direct participants.

                                                                                             10

If the Corporation calls the Note, for each unit of this Note that a holder of this Note owns on the call date, the Corporation will pay the holder of this Note on the call date a cash amount, the "call amount," equal to the greater of:

(i)         the arithmetic average of the Basket Level for each trading day during the Call Calculation Period (as defined below); or

(ii)        the principal amount of one unit of the Note.

If the Corporation calls this Note, then the holder of this Note will not receive accrued interest from, and including, the immediately preceding interest payment date through, and including, the call date.

"Call Calculation Period" means the period consisting of the number of trading days in the Valuation Period ending on, and including, the scheduled trading day immediately preceding the call notice date.

Exchange at Holder's Election

Unless the Corporation has given the holder of this Note a call notice, the holder of this Note may exchange all or a portion of this Note on any business day beginning on the First Exchange Date, to, but not including, the earlier of the call notice date or the Maturity Date. The date on which an exchange occurs is referred to as the "exchange date," which will be the fifth business day following the last day in the Exchange Calculation Period. To exchange this Note, the holder of this Note may give notice of its intent to exchange the Note a number of days equal to the sum of (a) five business days and (b) the number of trading days in the Valuation Period, prior to the exchange date. The date on which such notice is received is referred to as the "exchange notice date." If the holder of this Note exchanges less than all of this Note, the holder of this Note must exchange at least $25,000 in principal amount, and the face of the amount of this Note held by such holder must have a minimum principal amount of $10,000. Written notice, in substantially the form set forth as an annex to the pricing supplement, dated February 12, 2007 relating to this Note, including the applicable account information, must be completed in full and given to the Calculation Agent and the Trustee by 10:30 a.m., New York City time on that date.  The notice must include the necessary contact information for the Calculation Agent to acknowledge receipt of the notice, and the notice will become effective when the Calculation Agent executes the acknowledgement. If the Calculation Agent receives the notice after 10:30 a.m., New York City time, on any business day, the notice will be deemed to have been given on the following business day. Any date on which a holder of this Note give the Corporation proper notice requiring the Corporation to exchange this Note, or the day on which the notice will be deemed to have been given, is referred to as the "exchange notice date."

If the holder of this Note exercises its exchange right, then as of the applicable exchange notice date, the Corporation may no longer call this Note or the portion of the Note that the holder of this Note has elected to exchange. Upon proper tender of this Note, which must be in accordance with the rules of DTC if the Note is held by DTC in global form, the holder of this

                                                                                       11

 Note will receive, for each unit of this Note, a cash amount equal to the Basket Level for the trading day in the Exchange Calculation Period, or, at the Corporation's election, shares of the Basket Stocks on the exchange date.

"Exchange Calculation Period" means the period consisting of the number of trading days in the Valuation Period beginning on, and including, the first scheduled trading day immediately following the exchange notice date.

If the holder of this Note exchanges all or a portion of this Note, the Corporation will have the option to deliver to the holder of this Note, for each unit of the Note exchanged, a number of shares of each Basket Stock equal to its respective Exchange Ratio, as determined by the Calculation Agent on the first trading day immediately following the exchange notice date. If the Corporation exercises this option, the Corporation will notify the holder of this Note and the Trustee by 11:00 a.m. on the first business day after the applicable exchange notice date. Upon payment to the holder of this Note of the applicable amount of cash or shares to the respective account set forth in its exchange notice, the Corporation will have discharged all of the Corporation's obligations as to the portion of this Note duly tendered for exchange.

If the holder of this Note exercises its exchange option, the holder of the applicable portion of this Note will not receive accrued interest from and including the immediately preceding interest payment date through, and including, the exchange date. No exchange notice may be withdrawn after its receipt by the Calculation Agent and the Trustee under the Indenture.  No portion of this Note may be sold, pledged, or otherwise transferred once the holder has sent an exchange notice in accordance with the provisions hereof.  Failure to properly complete and deliver the exchange notice, may result in that notice being treated as null and void, in the discretion of the Calculation Agent, with the applicable portion of this Note remaining outstanding.

By delivering a notice of exchange, a holder of the applicable portion of this Note will be deemed:

  to have irrevocably authorized the cancellation of the exchanged portion of this Notes from the holder's account upon delivery of the applicable amount of cash or securities;

  to agree to instruct the DTC participant holding its portion of this Notes on its behalf to coordinate with the Trustee and the Corporation to deliver its book-entry position in the Note for cancellation to the Issuing and Paying Agent's DTC account on the exchange date; and

  to have acknowledged that the Trustee may conclusively rely on a notice from the Corporation that delivery of any securities required to be delivered upon an exchange of this Note has occurred.

Adjustments to the Exchange Ratios Relating to Dividends

            Each Exchange Ratio is subject to adjustment, if during the period from February 12, 2007 to and including the Maturity Calculation Period, holders of record of the applicable Basket Stock are entitled to receive a cash dividend (other than an Extraordinary Dividend (as defined

                                                                                        12

 below)) in an amount more or less than the Base Dividend (as set forth in the table below) for that Basket Stock, including if the applicable Basket Stock Issuer fails to declare or make a quarterly dividend payment on its common stock (as determined by the Calculation Agent in its sole discretion).

Basket Stock	Base Dividend
The Coca-Cola Company	$0.34
Coach, Inc.	$0.00
Franklin Resources, Inc.	$0.15

            The applicable Exchange Ratio will be adjusted, effective at the close of business on the trading day preceding the ex-dividend date for the dividend (that trading day, the "effective adjustment date"), so that the new Exchange Ratio equals the product of the then current Exchange Ratio and:

1 + [(Actual Dividend - Base Dividend) / (closing price - (Actual Dividend - Base Dividend))]

            The "Actual Dividend" will be the dividend per share of the applicable Basket Stock giving rise to the adjustment, which may be zero.  The "closing price" will be the closing market price per share of the applicable Basket Stock on the effective adjustment date for the dividend giving rise to the adjustment.

            If the Calculation Agent determines in its sole discretion that a Basket Stock Issuer has failed to declare or make a quarterly dividend payment, the effective adjustment date for adjusting the applicable Exchange Ratio will be the first business day immediately following the 1st day of each January, April, July, or October or the last day of the applicable Calculation Period, as applicable.

            If the Exchange Ratio of a Basket Stock is reduced due to a decrease in the applicable dividend, the holder of this Note may receive a smaller number of shares or amount of cash at maturity or upon a call or exchange of this Note.  However, in no event will any Exchange Ratio be reduced to less than zero.  On the other hand, if an Exchange Ratio of a Basket Stock increases due to an increase in the applicable dividend, the holder of this Note may receive a larger number of shares or amount of cash at maturity or upon a call or exchange of this Note.

Fractional Shares

Each Exchange Ratio may not be a whole number, and it may be adjusted to account for certain corporate events described below. As a result, at maturity or upon an exchange of the Note in which the Corporation delivers shares of the Basket Stocks to the holder of this Note, for each unit amount of notes the holder of this Note owns, the holder of this Note may be entitled to receive a number of shares that is not divisible by a whole number. The Corporation will not distribute any fractional shares of the Basket Stocks. Instead, the Corporation will aggregate all amounts due on the Maturity Date or any exchange date, and in lieu of delivering fractional

                                                                                13

 shares of any Basket Stock, the Corporation will pay the cash value of the fractional shares based on the closing market price as of the first day of the applicable Calculation Period.

Certain Definitions

"Calculation Period" means the Maturity Calculation Period, the Call Calculation Period, or the Exchange Calculation Period.

 "Calculation Day," as to each Basket Stock, means any trading day during a Calculation Period on which a Market Disruption Event (as defined below) has not occurred as to that Basket Stock.

"Trading day" means any day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange, and the Chicago Board of Options Exchange, and in the over-the-counter market for equity securities in the United States.

The "closing market price" of a Basket Stock during any Calculation Period means:

(i)         if any trading day during the Calculation Period is not a Calculation Day as to that Basket Stock and a later trading day during the Calculation Period is a Calculation Day as to that Basket Stock, then the closing market price for that non-Calculation Day will be the same as the closing market price for the next Calculation Day that occurs during the Calculation Period (for example, if the second and third days in a Calculation Period are not Calculation Days as to that Basket Stock, but the fourth day is a Calculation Day as to that Basket Stock, then the closing market price for that fourth day will also be the closing market price for the second and third days);

(ii)        if the final trading day during the Calculation Period is not a Calculation Day as to that Basket Stock, then the Calculation Agent will determine the closing market price for that day by applying the procedures specified in the definition of closing market price below for use when a Market Disruption Event has occurred; and

(iii)       if the closing market price for the final trading day during the Calculation Period is determined in accordance with clause (ii) of this sentence, then that day will be treated as a Calculation Day as to that Basket Stock for purposes of clause (i) of this sentence.

The Calculation Agent will use the closing market price for each Basket Stock that is not subject to a Market Disruption Event on the applicable trading day.

The "closing market price" for one share of a Basket Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

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(i)         if the security is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price, regular way, of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which that security is listed or admitted to trading; or

(ii)        if the security is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a U.S. national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on that day; or

(iii)       if the security is not listed or admitted to trading on any U.S. national securities exchange or is not a security of the Nasdaq National Market, but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on that day; or

(iv)       if the security is listed or admitted to trading on any U.S. national securities exchange or is a security of the Nasdaq National Market, but the last reported sale price or Nasdaq official closing price, as applicable, is not available as described above, the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on that day.

Market Disruption Events

If on the last trading day of any Calculation Period, a Market Disruption Event for a Basket Stock has occurred or if on any trading day during a Calculation Period the closing market price of a Basket Stock cannot be determined according to the immediately preceding provisions, then the closing price for that trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the applicable security obtained from as many recognized dealers in that security, but not exceeding three, as will make those bid prices available to the Calculation Agent; provided that if no such bids are available, then the closing market price for that trading day will equal the Calculation Agent's good faith estimate of the value of that security as of that trading day. A bid of Banc of America Securities LLC ("BAS") or any of the Corporation's other affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to that system, and the term OTC Bulletin Board Service will include any successor to that service.

"Market Disruption Event" means, as to any Basket Stock:

(i)         a suspension, absence, or material limitation of trading of that Basket Stock on the primary market in the U.S. for that Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market in the U.S. for that Basket Stock as a result of which the reported trading prices for that Basket Stock during the last one-half hour preceding the close of

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 the principal trading session in that market are materially inaccurate; or the suspension, absence, or material limitation of trading on the primary market in the U.S. for trading in options contracts or futures contracts related to that Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or a material disruption in securities settlement, payment, or clearance services in the United States, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)        a determination by the Calculation Agent, in its sole discretion, that any event described in the preceding paragraph materially interferes or interfered with the ability of BAS or any of its affiliates to unwind or adjust all or a material portion of any hedge with respect to this Note.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Stock:

(i)         a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)        a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event;

(iii)       limitations under any rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization, or the SEC on trading during significant market fluctuations will constitute a suspension, absence, or material limitation of trading;

(iv)       a suspension of trading in options contracts on that Basket Stock by the primary securities market in the U.S. trading in those options, if available, by reason of (a) a price change exceeding limits set by that securities exchange or market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence, or material limitation of trading in options contracts related to that Basket Stock; and

(v)        a suspension, absence, or material limitation of trading on the primary securities market in the U.S. on which options contracts related to that Basket Stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Events of Default and Acceleration

If an Event of Default with respect to this Note has occurred and is continuing, the amount payable to a holder of this Note upon any acceleration permitted under the Indenture, with respect to each unit of this Note, will be equal to an amount as described under "Call at the

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 Corporation's Option" above, calculated as though the date of default were the call notice date for this Note.

Dilution and Reorganization Adjustments

Each Exchange Ratio may be adjusted by the Calculation Agent for certain dilution and reorganization events relating to the applicable Basket Stock Issuer, as follows:

1.         If shares of the Basket Stock are subject to a stock split or reverse stock split, then once that split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares outstanding after giving effect to that stock split or reverse stock split with respect to one share of the Basket Stock.

2.         If shares of the Basket Stock are subject (a) to a stock dividend (an issuance of additional shares of the Basket Stock that is given ratably to all holders of the Basket Stock) or (b) to a distribution of the Basket Stock as a result of the triggering of any provision of the corporate charter or other organizational documents of the Basket Stock Issuer, then once the dividend has become effective and shares of the Basket Stock are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio will equal the prior Exchange Ratio plus the product of (1) the number of shares issued with respect to one share of Basket Stock and (2) the prior Exchange Ratio.

3.         If the applicable Basket Stock Issuer issues rights or warrants to all holders of the Basket Stock to subscribe for or purchase additional common shares, then the Exchange Ratio will be adjusted on the business day immediately following the issuance of those rights or warrants so that the new Exchange Ratio will equal the prior Exchange Ratio plus the product of (a) the prior Exchange Ratio and (b) the number of shares of Basket Stock that can be purchased with the cash value of those warrants or rights distributed on a single share of Basket Stock. The number of shares that can be purchased will be based on the closing market price of the Basket Stock on the date the new Exchange Ratio is determined. The cash value of those rights or warrants, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing market price of those warrants or rights, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the Calculation Agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Exchange Ratio is determined, provided that if only two bid prices are available, then the cash value of those warrants or rights will equal the average (mean) of those bids, and if only one bid is available, then the cash value of those warrants or rights will equal that bid; provided that if no such bids are available, then the cash value of those warrants or rights on that date will equal the Calculation Agent's good faith estimate of that value as of that date. A bid of BAS or any of its affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

4.         There will be no adjustments to any Exchange Ratio to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in paragraph 2, paragraph 3, and clauses (a), (d), and (e) of the first sentence of paragraph 5, and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share

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 of a Basket Stock of any cash dividend or special dividend or distribution that is identified by the applicable Basket Stock Issuer as an extraordinary or special dividend or distribution, (b) the amount per share of Basket Stock of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Basket Stock Issuer as an extraordinary or special dividend or distribution) that exceeds the immediately preceding non-Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as provided in this section, such as a stock split or reverse stock split) by more than 10% of the closing market price of the Basket Stock on the trading day preceding the "ex-dividend date" for that Extraordinary Dividend (the "ex-dividend date"), and (c) the full cash value of any non-cash dividend or distribution per share of applicable Basket Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if an Extraordinary Dividend occurs, the Exchange Ratio with respect to the Basket Stock will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Exchange Ratio will equal the product of (a) the prior Exchange Ratio and (b) a fraction, the numerator of which is the closing market price per share of the Basket Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which that closing market price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 50% of the closing market price per share of the Basket Stock on the trading day preceding the ex-dividend date, then, instead of adjusting the Exchange Ratio, the amount payable upon a call or an exchange or at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for that distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error. A distribution on the applicable Basket Stock described in clause (a), (d), or (e) of the first sentence of paragraph 5 below will cause an adjustment to the applicable Exchange Ratio only under clause (a), (d), or (e) of the first sentence of paragraph 5, as applicable.

5.         Any of the following will constitute a "reorganization event" as to the applicable Basket Stock:

(a)        shares of the Basket Stock are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the Basket Stock Issuer, (b) the Basket Stock Issuer has been subject to any merger, combination, or consolidation and is not the surviving entity, (c) the Basket Stock Issuer transfers or sells all or substantially all of its assets, (d) the Basket Stock Issuer completes a statutory exchange of securities with another corporation (other than under clause (b) above), (e) the Basket Stock Issuer is liquidated, dissolved, or wound up, (f) the Basket Stock Issuer issues to all of its shareholders equity securities of an issuer other than the Basket Stock Issuer (other than in a transaction described in clause (b), (c), (d), or (e) above) (a "spinoff stock"), or (g) shares of the Basket Stock are the subject of a tender or exchange offer or a going private transaction on all of the outstanding shares. If any reorganization event occurs, in each case as a result of which the holders of the Basket Stock receive any equity security listed on a U.S. national securities exchange or traded on the Nasdaq National Market (a "Marketable Security"), other securities or other property, assets, or cash, then immediately thereafter the Exchange Ratio shall represent the following property with respect to each unit of this Note (collectively, the "Exchange Property"):

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(1)        if shares of the Basket Stock continue to be outstanding after the reorganization event, the number of shares of Basket Stock (if applicable, as reclassified upon the issuance of any tracking stock) that a holder of the Basket Stock would continue to hold with respect to one share of Basket Stock multiplied by the Exchange Ratio in effect for the Basket Stock on the trading day immediately prior to the effective date of the reorganization event (plus any additional shares of the Basket Stock to be included in the Exchange Property after giving effect to clause (3)(a) below); and

(2)        for each Marketable Security received in the reorganization event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock, or the receipt of any stock received in exchange for shares of the Basket Stock where the Basket Stock Issuer is not the surviving entity, the number of shares of the New Stock received for one share of Basket Stock multiplied by the Exchange Ratio in effect for the Basket Stock on the trading day immediately prior to the effective date of the reorganization event (the "New Stock Exchange Ratio") (plus any additional shares of New Stock to be included in the Exchange Property after giving effect to clause (3)(a) below); and

(3)        for any cash and any other property or securities other than Marketable Securities received in the reorganization event (the "Non-Stock Exchange Property"),

(a)        if the combined value of the amount of Non-Stock Exchange Property received per share of Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of the reorganization event (the "Non-Stock Exchange Property Value"), by holders of the Basket Stock is less than 35% of the closing market price of the Basket Stock on the trading day immediately prior to the effective date of the reorganization event, a number of additional shares of Basket Stock (but only if shares of the Basket Stock continue to be outstanding after the reorganization event) and additional shares of New Stock, with the number of such additional shares being determined as follows: (i) the aggregate cash value of all of such additional shares shall equal the Non-Stock Exchange Property Value and (ii) the ratio of the number of additional shares of Basket Stock to the number of additional shares of New Stock shall be the same as the ratio of the number of shares of Basket Stock determined under clause (1) above to the number of shares of New Stock determined under clause (2) above, in each case prior to giving effect to this clause 3(a); and the number of additional shares of Basket Stock or additional shares of New Stock determined in accordance with this clause (3)(a) will be added at the time of adjustment to the Exchange Ratio in clause (1) above and/or the New Stock Exchange Ratio in clause (2) above, as applicable, or

(b)        if the Non-Stock Exchange Property Value is equal to or exceeds 35% of the closing market price of the Basket Stock on the trading day immediately prior to the effective date relating to the reorganization event or, if shares of the Basket Stock are exchanged in the reorganization event exclusively for Non-Stock Exchange Property (in each case, a "Reference Basket Event"), an

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 initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of the reorganization event equal to the Non-Stock Exchange Property Value multiplied by the Exchange Ratio in effect for the Basket Stock on the trading day immediately prior to the effective date of the reorganization event. The "Reference Basket Stocks" will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500® Index (or, if publication of that index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same primary Standard Industrial Classification Code ("SIC Code") as the Basket Stock Issuer; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of BAS or any of its affiliates that would materially limit the ability of BAS or any of its affiliates to hedge the Note with respect to that stock (a "Hedging Restriction"); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the Calculation Agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Basket Stock Issuer. Each Reference Basket Stock will be assigned a Basket Stock Exchange Ratio equal to the number of shares of the Reference Basket Stock with a closing price on the effective date of the reorganization event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the Exchange Ratio in effect for the Basket Stock on the trading day immediately prior to the effective date of the reorganization event, and (c) 0.3333333.

In the event of an allocation of any Extraordinary Dividend to the Reference Basket Stocks under paragraph 4 above or any reorganization event described in this paragraph 5, the amount payable upon a call or exchange or at maturity for each unit of this Note will be based on the sum of a cash value of following property:

(i)         if applicable, shares of the applicable Basket Stock at the Exchange Ratio then in effect; and

(ii)        if applicable, for each New Stock, that New Stock at the New Stock Exchange Ratio then in effect for that New Stock; and

(iii)       if applicable, for each Reference Basket Stock, that Reference Basket Stock at the Basket Stock Exchange Ratio then in effect for that Reference Basket Stock.

In each case, the applicable Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be determined by the Calculation Agent on the first trading day following the reorganization event.

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The cash value of any shares will be calculated by the Calculation Agent as of the relevant date of determination using the closing market price of those shares on that day; provided that if that business day is not a trading day or if a Market Disruption Event for those shares occurs on that day, the closing market price of those shares will be determined above under "Market Disruption Events." If a closing market price for the applicable Basket Stock, any New Stock, or any Reference Basket Stock is no longer available for that stock for whatever reason, including the liquidation of the issuer of that stock or the subjection of that issuer to a proceeding under any applicable bankruptcy, insolvency, or other similar law, then the value of that stock will equal zero. There will be no substitution for any such stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash possible.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (a) references to "the Basket Stock" under "Fractional Shares," the definitions of "closing price" and "closing market price" and "Market Disruption Event" will be deemed also to refer to any New Stock or Reference Basket Stock, and (b) all other references to the "Basket Stock" will be deemed to include the Exchange Property into which the Note is thereafter exchangeable or on which the exchange is based, and references to a "share" or "shares" of the applicable Basket Stock will be deemed to refer to the applicable unit or units of the Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above will be subject to the adjustments set forth in paragraphs 1 through 5 above. If a Reference Basket Event occurs, the Corporation will, or will cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the issuing Trustee conclusively may rely, and to DTC of the occurrence of the Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible. In no event will the Corporation provide that notice later than five business days after the date of the Reference Basket Event.

No adjustment to any Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be required unless the adjustment would require a change of at least 0.1% in the applicable Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third business day prior to the scheduled Maturity Date.

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If an event occurs during a Calculation Period so that one or more, but not all of the closing prices used to calculate the cash amounts payable is affected by the event, the Calculation Agent will make any additional adjustments it considers necessary to maintain the economic rights of a holder of this Note and the Corporation's obligations as issuer of this Note.

If shares of a Basket Stock are to be delivered on the Maturity Date or the exchange date, and an event occurs during the period from the first trading day in the Maturity Calculation Period to the Maturity Date or the period from the first trading day in the Exchange Calculation Period to the exchange date, as the case may be, that affects the applicable Exchange Ratio, then the Calculation Agent will make any additional adjustments it considers necessary to maintain the economic rights of a holder of this Note and the Corporation's obligations as issuer of this Note.

No adjustments to the Exchange Ratios or method of calculating the Exchange Ratios will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing market price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock or a public offering of a Basket Stock for cash.

If any adjustments in this section are required to be made, in order to determine the amount of securities or cash payable at maturity or upon a call or exchange of the Note, the Calculation Agent equitably will adjust the applicable Exchange Ratio, and the securities or other assets used to calculate any of the foregoing, as applicable, if necessary to maintain the economic rights of holders of this Note and the Corporation's obligations as issuer of this Note.

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Exchange Ratios, any New Stock Exchange Ratio, or Basket Stock Exchange Ratio, any method of calculating the Exchange Property Value, and any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect to these matters will be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to an Exchange Ratio or to the method of calculating the amount payable upon a call or exchange or at maturity of this Note made under paragraphs 1 through 5 above upon a holder's written request.

Same-Day Settlement and Payment

This Note will be delivered in book-entry form only through DTC against payment by purchasers of this Note in immediately available funds. The Corporation will make payments of interest and principal at maturity or upon the Corporation's earlier call or cash exchange of this Note, if any, as well as any payment in lieu of fractional shares, in cash in immediately available funds so long as this Note is maintained in book-entry form.

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The Corporation may satisfy its obligation, if any, to deliver the Basket Stocks upon an exchange by causing its affiliate, BAS, to deliver the applicable number of shares to the Issuing and Paying Agent through the facilities of DTC. If the Corporation does so, the Issuing and Paying Agent will in turn be obligated to deliver those securities to the applicable holders of this Note. If physical or book-entry delivery of the Basket Stocks cannot be made at any time as required by the terms of this Note, the Corporation will pay the holder of this Note a cash amount equal to the value of the required number of shares, and any cash due in lieu of fractional shares.

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the Note as described in this pricing supplement. Absent manifest error, all determinations of the Calculation Agent as to the Exchange Ratio and the amounts payable at maturity or upon a call or exchange of this Note will be final and binding on the holder of this Note and the Corporation, without any liability on the part of the Calculation Agent.

The Corporation has initially appointed BAS as the Calculation Agent, but the Corporation may change the Calculation Agent at any time without notifying the holder of this Note.

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